Exhibit 99.2

News Release

Media Contacts:	Karissa Peer	Investor Contacts:	Jennifer Halchak
	(614) 314-8094 Kate Vossen (732) 675-8448		(201) 275-2711 Edward Barger (267) 614-4669

Organon Launches as New Global Women’s Health Company

Only company of its size focused on women’s health

Launching with a commitment to listen to women to understand her health needs and help identify solutions that are urgently needed

Jersey City, N.J., June 3, 2021 – Organon (NYSE: OGN), today celebrates its launch as a global women’s health company with employees and women from around the world, as the Organon executive leadership team rings the opening bell at the New York Stock Exchange (NYSE). Recognizing the need to listen to and act on women’s experiences to address the challenges in women’s health, Organon gathered voices from around the world to create the “Wall of Voices,” a multimedia installation outside of the NYSE.

Organon focuses on women’s everyday health needs, with a focus on reproductive health, health issues that are unique to women, as well as conditions that disproportionately affect women. The “Wall of Voices” shares powerful perspectives, voices and images of women from around the world highlighting these health issues and serves as a symbol of Organon’s commitment. Women everywhere are invited to take the “microphone” to add their voice to the digital “Wall of Voices” at HereForHerHealth.com.

“At Organon, we are here for her health. Our vision is to create a better and healthier every day for every woman around the world. There is no other healthcare company with our global footprint dedicated to putting women at the center that will focus on identifying medicines and solutions that they so urgently need,” said Kevin Ali, Chief Executive Officer, Organon. “The time is right for Organon to bring forward more options for women and healthcare providers to help shape the future of women’s health.”

Diverse Portfolio will Drive Sustainable Growth

At launch, Organon’s portfolio will consist of more than 60 medicines and products across an international footprint that serves people in more than 140 markets, with nearly 80% of its approximately $6.5 billion in annual revenue generated outside the U.S. Organon believes it is well positioned for organic low-to-mid-single digit growth from its 2021 base of business.

Organon has three core pillars that will benefit from renewed management focus and commercial investment:

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Women’s Health: Anchored by NEXPLANON (etonogestrel implant), a long-acting reversible contraception, along with its contraceptive and fertility businesses and boosted by its recently announced proposed acquisition of Alydia Health, a medical device company focused on preventing maternal morbidity and mortality caused by postpartum hemorrhage (PPH) or abnormal postpartum uterine bleeding.

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Biosimilars: A key growth pillar with products available in various parts of the world including RENFLEXIS (infliximab-abda) and BRENZYS (etanercept) in immunology and ONTRUZANT (trastuzumab-dttb) in oncology. Organon’s expertise is in the commercialization of these products, bringing them to more people around the world.

•	Established Brands: 49 well-known products in the respiratory, cardiovascular, dermatology and non-opioid pain areas.

Women at the Center: Organon’s Approach to Innovation

Organon’s R&D philosophy is to build a business around patient needs, with the goal of identifying and advancing healthcare options for women that enable them to live their best lives every day.

“For too long, for too many common conditions, such as heavy, painful, and irregular menstrual bleeding, incontinence and menopause and many others, women have been told to accept and normalize these conditions as a part of life,” said Sandy Milligan, Head of Organon Research & Development. “Organon’s mission is to change this. We believe this approach will be very successful — we hope to discover the ability to identify diseases earlier, the ability to modify the course of diseases or healthcare conditions and to ultimately, improve the quality of life for women at all stages.”

The company’s extensive global capabilities in clinical development and patient safety, regulatory and medical affairs make it well-positioned to identify promising drugs, diagnostics and devices with the greatest potential to impact women’s health.

Majority Female Board of Directors Will Guide Team of Committed Employees

Organon believes the journey to improve women’s health is foundational to the gender equity it wants to see in its organization. The representation of women on the Board — comprising 70% of positions — is higher than any S&P 500 healthcare company. Together with Organon’s employees, a global community of approximately 9,000 strong, they are united in their drive to better support the health of women around the globe.

A live webcast of the Opening Bell from the exchange will be available on the NYSE website today from 9:30 a.m. EST.

About Organon

Organon (NYSE: OGN) is a global healthcare company formed through a spinoff from Merck to focus on improving the health of women throughout their lives. Here for her health, the company has a portfolio of more than 60 medicines and products across a range of therapeutic areas. Led by the reproductive health portfolio coupled with an expanding biosimilars business and stable franchise of established medicines, Organon’s products produce strong cash flows that will support investments in future growth opportunities in women’s health, including business development. In addition, Organon is pursuing opportunities to collaborate with biopharmaceutical innovators looking to commercialize their products by leveraging its scale and presence in fast growing international markets.

Organon has a global footprint with significant scale and geographic reach, world-class commercial capabilities, and approximately 9,000 employees with headquarters located in Jersey City, New Jersey.

For more information, visit www.organon.com and connect with us on LinkedIn and Instagram.

Forward-Looking Statement of Organon & Co., Jersey City, N.J., USA

This news release of Organon & Co. (the “company”) may include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of the recent global outbreak of novel coronavirus disease (COVID-19); the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s filings with the Securities and Exchange Commission (SEC), including its registration statement on Form 10, available at the SEC’s Internet site (www.sec.gov).